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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 1999

                           AMERICAN VANTAGE COMPANIES
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                       0-10061                04-2709807
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(State or Other Jurisdiction  (Commission File Number) (IRS Employer Ident. No.)
     of Incorporation)


            6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


                                 (702) 227-9800
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               Registrant's telephone number, including area code
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Item 5. Other Events.

     On May 20, 1999, American Vantage Companies (the "Company") announced that it received formal notice from legal counsel of the Table Mountain Rancheria Band of Indians that the General Council of the Table Mountain Rancheria voted to terminate the Company's contract to provide casino consulting services to the Table Mountain Rancheria Casino & Bingo. Furthermore, termination notices were also given to the Tribal Business Committee (the then governing body of the Tribe), the Casino President and former Tribal legal counsel.

     The Company, which has consulted for the Band since 1990, has a contract with the Table Mountain Rancheria, which expires on June 30, 2000. The Company is presently reviewing its alternatives.




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN VANTAGE COMPANIES
                                        (Registrant)




Date: May 20, 1999                 By: /s/ Ronald J. Tassinari
                                      ------------------------
                                           Ronald J. Tassinari
                                           President


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